WINGSTOP INC.
EMPLOYEE STOCK PURCHASE PLAN
This Wingstop Inc. Employee Stock Purchase Plan (this “Plan”) has been established by the Board of Directors (the “Board”) of Wingstop Inc. (the “Company”), as of March 7, 2019 (the Effective Date”), subject to approval by the Company’s stockholders.
ARTICLE I.
PURPOSE
This Plan is intended to provide Eligible Employees of the Company and its Participating Subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock, and to encourage such employees to remain with the Company or its Participating Subsidiaries. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code and the Plan shall be interpreted in a manner that is consistent with that intent. Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.
ARTICLE II.
DEFINITIONS
“Account” shall mean the notional bookkeeping account maintained by the Company, or by a record keeper on behalf of the Company, for a Participant pursuant to the Plan.
“Board” means the Board of Directors of the Company, as constituted from time to time.
“Claim” means any claim, liability or obligation of any nature, arising out of or relating to this Plan or an alleged breach of this Plan.
“Code” means the U.S. Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.
“Committee” means the committee designated by the Board to administer the Plan pursuant to ARTICLE 3.
“Common Stock” means the common stock of the Company, par value $0.01 per share.
“Company” means Wingstop Inc., a Delaware corporation, including any successor thereto.
“Compensation” means all base straight time gross earnings, commissions, and the annual cash incentive bonus (if any) of a Participant. Compensation also includes any amounts contributed as salary reduction contributions to a plan qualifying under Section 401(a) of the Code. Any other form of remuneration is excluded from Compensation, including (but not limited to) the following: payments for overtime, shift premium, incentive compensation, incentive payments, equity and equity-based compensation, bonuses (other than the annual cash incentive bonus), prizes, awards, housing allowances, tuition reimbursement, severance pay, pay in lieu of vacations, sick leave or other special payments, or other forms of compensation.
“Corporate Transaction” means a merger, consolidation, acquisition of property or stock, separation, reorganization, or other corporate event described in Section 424 of the Code.
“Designated Broker” means the financial services firm or other agent designated by the Company to maintain ESPP Share Accounts on behalf of Participants who have purchased shares of Common Stock under the Plan.
“Disqualifying Disposition” shall have the meaning set forth in Section 9.3.
“Effective Date” means the date set forth in the preamble to the Plan, subject to the Plan obtaining stockholder approval in accordance with Section 18.10 hereof.
“Employee” means any person who renders services to the Company or a Participating Subsidiary as an employee pursuant to an employment relationship with such employer. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Participating Subsidiary that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three months, or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).
“Eligible Employee” means an Employee who is employed by the Company or a Participating Subsidiary, other than an Employee who: (i) immediately after an Option is granted, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary, computed in accordance with Section 423(b)(3) of the Code, (ii) is an Ineligible Foreign Employee, (iii) has been employed by the Company or a Participating Subsidiary for less than 12 months, (iv) is customarily employed for not more than five months in any calendar year, or (v) is customarily employed for 20 hours or less per week. Notwithstanding the foregoing, the Committee may, in its sole discretion, exclude from participation in the Plan or any Offering, Employees who are “highly compensated employees” of the Company or a Participating Subsidiary (within the meaning of Section 414(q) of the Code) by giving such employees written notice of ineligibility prior to the commencement of such Offering.
“Enrollment Form” means an agreement pursuant to which an Eligible Employee may elect to enroll in the Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering Period.
“ESPP Share Account” means an account into which Common Stock purchased with accumulated payroll deductions at the end of an Offering Period are held on behalf of a Participant.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, as of any date, the value of the shares of Common Stock as determined below. If the shares are listed on any established stock exchange or a national market system, including, without limitation, the NASDAQ Stock Market or New York Stock Exchange, the Fair Market Value shall be the closing price of a share (or if no sales were reported, the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal. In the absence of an established market for the shares, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.
“Ineligible Foreign Employee” shall mean an Employee who is a citizen or resident of a jurisdiction outside of the United States (without regard to whether the Employee is also a citizen of the United States or is a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) who is ineligible to participate in the Plan because (i) the grant of an Option under the Plan to such citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction, or (ii) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code.
“Offering Date” means the first Trading Day of each Offering Period as designated by the Committee.
“Offering or Offering Period” means the period described in ARTICLE V hereof.
“Option” shall mean the stock option to acquire shares of Common Stock granted to a Participant pursuant to ARTICLE VII hereof.
“Participant” means an Eligible Employee who has elected to participate in the Plan and who has filed a valid and effective Enrollment Form to make payroll deduction contributions and has not withdrawn from the Plan or whose participation in the Plan is not terminated.
“Participating Subsidiaries” means all direct and indirect Subsidiaries of the Company, each as designated by the Committee as participating in the Plan.
“Plan” means this Wingstop Inc. Employee Stock Purchase Plan, as set forth herein, and as amended from time to time.
“Purchase Date” means the last Trading Day of each Offering Period.
“Purchase Price” means an amount equal to the lesser of (i) 85% of the Fair Market Value of a share of Common Stock on the Offering Date or (ii) 85% of the Fair Market Value of a share of Common Stock on the Purchase Date.
“Securities Act” means the Securities Act of 1933, as amended.
“Subsidiary” means any corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation exists now or is hereafter organized or acquired by the Company or a Subsidiary. In all cases, the determination of whether an entity is a Subsidiary shall be made in accordance with Section 424(f) of the Code.
“Trading Day” means any day on which the national stock exchange upon which the Common Stock is listed is open for trading or, if the Common Stock is not listed on an established stock exchange or national market system, a business day, as determined by the Committee in good faith.
ARTICLE III.
ADMINISTRATION
Section 3.1    The Plan shall be administered by the Board or such committee of the Board as is designated by the Board to administer the Plan (the “Committee”). As of the Effective Date, the Board designates the Compensation Committee of the Board to administer the Plan. At any time that there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board. The Committee may delegate to officers of the Company, pursuant to a written resolution and to the extent permitted by applicable law, the authority to perform specified functions under the Plan. Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee.
Section 3.2    The Committee has the authority to (i) construe and interpret the Plan, provided that it shall interpret, construe, and administer the Plan in accordance with Section 423 of the Code and the regulations issued thereunder (ii) prescribe, amend, and rescind rules relating to the Plan’s administration, (iii) determine eligibility and adjudicate all disputed claims filed under the Plan, and (iv) take any other actions necessary or desirable for the administration of the Plan including, without limitation, adopting sub-plans applicable to particular Participating Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan. The decisions of the Committee shall be final and binding on all persons.
Section 3.3    All expenses of administering the Plan shall be borne by the Company.
ARTICLE IV.
ELIGIBILITY
Section 4.1    Unless otherwise determined by the Committee in a manner that is consistent with Section 423 of the Code, any individual who is an Eligible Employee as of 15 days before the start of the relevant Offering Period shall be eligible to participate in such Offering Period, subject to the requirements of Section 423 of the Code.
Section 4.2    Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an Option under the Plan if (i) immediately after the grant of the Option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or hold outstanding Options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary or (ii) such Option would permit such Eligible Employee’s rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value (or such other maximum as may be prescribed from time to time by the Code) of such stock (determined at the Offering Date of the Option) for each calendar year in which such Option is outstanding at any time, in accordance with the provisions of Section 423(b)(8) of the Code.
ARTICLE V.
OFFERING PERIODS
Section 5.1    The Plan shall be implemented by a series of consecutive offering periods, each of which shall be approximately six months in duration (each, an “Offering” or “Offering Period”), with new Offering Periods commencing on the 15th day following the close of the Company’s trading window, pursuant to its Insider Trading Compliance Policy, for the second and fourth fiscal quarters of each year (or such other times as determined by the Committee or its designee), with each Offering Period ending on the last Trading Day immediately preceding the start of the next succeeding Offering Period. The first Offering Period under the Plan shall be the Offering Period commencing on the 15th day following the close of the Company’s trading window, pursuant to its Insider Trading Compliance Policy, for the second fiscal quarter of 2019. The Committee (or its designee) shall have the authority to change the duration (subject to the limitations set forth in Section 423 of the Code), frequency, start and end dates of future Offering Periods.
Section 5.2    An Employee who becomes eligible to participate in the Plan after an Offering Period has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering, provided that such Employee is still an Eligible Employee as of the commencement of any such subsequent Offering Period.
ARTICLE VI.
PARTICIPATION
Section 6.1    Enrollment; Payroll Deductions. An Eligible Employee may elect to participate in the Plan by properly completing an Enrollment Form, which may be electronic, and submitting it to the Company at least 15 days before the start of the relevant Offering Period, in accordance with the enrollment procedures established by the Committee and during an open trading window under, and otherwise in accordance with, the Company’s Insider Trading Compliance Policy. Participation in the Plan is entirely voluntary. By submitting an Enrollment Form, the Eligible Employee authorizes payroll deductions from such Eligible Employee’s pay check in an amount at least 1% of such Eligible Employee’s Compensation during an Offering Period (or such other maximum percentage as the Committee may establish from time to time before an Offering Period begins), in whole percentages only. Payroll deductions shall commence on the first payroll date following the Offering Date and end on the last payroll date on or before the Purchase Date.
Section 6.2    Election Changes. During an Offering Period, a Participant may decrease or increase such Participant’s rate of payroll deductions applicable to such Offering Period only once. To make such a change, the Participant must submit a new Enrollment Form authorizing the new rate of payroll deductions at least 15 days before the Purchase Date, and during an open trading window under, and otherwise in accordance with, the Company’s Insider Trading Compliance Policy. Such decrease or increase will become effective with the first full payroll period following five business days after the Company’s receipt of the new Enrollment Form, unless the Company elects to process a given change more quickly. A Participant may decrease or increase such Participant’s rate of payroll deductions for future Offering Periods by submitting a new Enrollment Form authorizing the new rate of payroll deductions at least 15 days before the start of the next Offering Period.
Section 6.3    Automatic Re-enrollment. The deduction rate selected in the Enrollment Form shall remain in effect for subsequent Offering Periods unless the Participant (i) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Section 6.2, (ii) withdraws from the Plan in accordance with Section ARTICLE X, or (iii) terminates employment or otherwise becomes ineligible to participate in the Plan.
ARTICLE VII.
GRANT OF OPTION
Section 7.1    Option. On each Offering Date, each Participant in the applicable Offering Period shall be granted a stock option to purchase, on the Purchase Date, a number of shares of Common Stock determined by dividing the Participant’s accumulated payroll deductions by the applicable Purchase Price (an “Option”).
Section 7.2    Maximum Number of Shares Purchased. The maximum number of shares of Common Stock that any Participant may purchase during any Offering Period (subject to adjustment in accordance with ARTICLE XVII and the limitations set forth in ARTICLE XII of the Plan) is an amount equal to $25,000 divided by the Fair Market Value of the Common Stock on the applicable Offering Date of such Offering Period; provided, however, no Participant shall be entitled to purchase shares of Common Stock under the Plan (or any other employee stock purchase plan that is intended to meet the requirements of Section 423 of the Code) at a rate that exceeds $25,000 in Fair Market Value, determined as of the Offering Date for each Offering Period (or such other limit as may be imposed by the Code), for each calendar year in which a Participant participates in the Plan (or any other employee stock purchase plan described in this Section 7.2). The Company shall have the authority to take all necessary action, including but not limited to suspending the payroll deductions of any Participant, in order to ensure compliance with this Section 7.2.
ARTICLE VIII.
EXERCISE OF OPTION; PURCHASE OF SHARES
A Participant’s Option to purchase shares of Common Stock will be exercised automatically on the Purchase Date of each Offering Period. The Participant’s accumulated payroll deductions will be used to purchase the maximum number of whole shares of Common Stock that can be purchased with the amounts in the Participant’s Account. No fractional shares of Common Stock may be purchased and any payroll deductions accumulated in a Participant’s Account that are not sufficient to purchase a full share of Common Stock will be retained in such Participant’s Account for the subsequent Offering Period, subject to earlier withdrawal by the Participant in accordance with ARTICLE X or termination of employment in accordance with ARTICLE XI. Any amount of money remaining in a Participant’s Account upon withdrawal or termination shall be returned to such Participant.
ARTICLE IX.
TRANSFER OF SHARES; DESIGNATED BROKER
Section 9.1    Transfer of Shares. Subject to Section 9.2, as soon as reasonably practicable after each Purchase Date, the Company will arrange for the delivery to each Participant of the shares of Common Stock purchased upon exercise of such Participant’s Option. The Committee may permit or require that the shares be deposited directly into an ESPP Share Account established in the name of the Participant with a Designated Broker. Participants will not have any voting, dividend, or other rights of a stockholder with respect to the shares of Common Stock subject to any Option granted hereunder until such shares have been delivered pursuant to this ARTICLE IX.
Section 9.2    Designated Broker. If the Committee designates or approves a Designated Broker to hold shares purchased under the Plan for the accounts of Participants, the following procedures shall apply. Promptly following each Purchase Date, the number of shares of Stock purchased by each Participant shall be deposited into an ESPP Share Account established in the Participant’s name with the Designated Broker. A Participant shall be free to undertake a disposition of the shares of Common Stock in his or her ESPP Share Account at any time, but in the absence of such a disposition, the shares of Common Stock must remain in the Participant’s ESPP Share Account at the Designated Broker until the holding period set forth in Section 423 of the Code (i.e., the later of one year from the Purchase Date and two years from the Offering Date for such shares) has been satisfied. With respect to shares of Common Stock for which the holding period set forth in Section 423 of the Code have been satisfied, the Participant may move those shares of Common Stock to another brokerage account of the Participant’s choosing. A Participant who is not subject to payment of U.S. income taxes may move his or her shares of Stock to another brokerage account of his or her choosing at any time, without regard to the holding period set forth in Section 423 of the Code.
Section 9.3    Notice of Disposition. By entering the Plan, each Participant agrees to promptly give the Company notice of any shares of Common Stock disposed of before the later of one year from the Purchase Date and two years from the Offering Date for such shares of Common Stock (a “Disqualifying Disposition”), showing the number of such shares disposed of and the Purchase Date and Offering Date for such shares of Common Stock. This notice shall not be required if and so long as the Company has a Designated Broker and the provisions of Section 9.2 above apply. A Disqualifying Disposition by a Participant shall not affect the status of any other Option granted under the Plan.
ARTICLE X.
WITHDRAWAL
Section 10.1    Withdrawal Procedure. A Participant may withdraw from an Offering all but not less than all of the payroll deductions credited to such Participant’s Account and not yet used to exercise such Participant’s Option under the Plan by submitting to the Company a revised

Enrollment Form indicating such Participant’s election to withdraw at least 15 days before the Purchase Date. The accumulated payroll deductions held on behalf of a Participant in such Participant’s Account (that have not been used to purchase shares of Common Stock) shall be paid to the Participant promptly following receipt of the Participant’s Enrollment Form indicating such Participant’s election to withdraw and the Participant’s Option shall be automatically terminated. If a Participant withdraws from an Offering Period, no payroll deductions will be made during any succeeding Offering Period, unless the Participant re-enrolls in accordance with Section 6.1 of the Plan.
Section 10.2    Effect on Succeeding Offering Periods. A Participant’s election to withdraw from an Offering Period will not have any effect upon such Participant’s eligibility to participate in succeeding Offering Periods that commence following the completion of the Offering Period from which the Participant withdraws.
ARTICLE XI.
TERMINATION OF EMPLOYMENT; CHANGE IN EMPLOYMENT STATUS.
Upon termination of a Participant’s employment for any reason, including death, disability, or retirement, or a change in the Participant’s employment status following which the Participant is no longer an Eligible Employee, which in either case occurs at least 15 days before the Purchase Date, the Participant will be deemed to have withdrawn from the Plan and the payroll deductions in the Participant’s notional account (that have not been used to purchase shares of Common Stock) shall be returned to the Participant, or in the case of the Participant’s death, to the person(s) entitled to such amounts under ARTICLE XVI, and the Participant’s Option shall be automatically terminated. If the Participant’s termination of employment or change in status occurs within 15 days before a Purchase Date, the accumulated payroll deductions shall be used to purchase shares on the Purchase Date.
ARTICLE XII.
SHARES RESERVED FOR PLAN
Section 12.1    Number of Shares. Subject to adjustment in accordance with ARTICLE XVII, a total of five hundred thousand (500,000) shares of Common Stock have been reserved as authorized for issuance pursuant to the exercise of Options granted under the Plan. If, for any reason, any Option under the Plan terminates in whole or in part, shares subject to such terminated Option may be again available pursuant to an Option under the Plan. The shares of Common Stock may be newly issued shares, treasury shares or shares acquired on the open market.
Section 12.2    Over-subscribed Offerings. The number of shares of Common Stock which a Participant may purchase in an Offering under the Plan may be reduced if the Offering is over-subscribed. No Option granted under the Plan shall permit a Participant to purchase shares of Common Stock which, if added together with the total number of shares of Common Stock purchased by all other Participants in such Offering, would exceed the total number of shares of Common Stock remaining available under the Plan. If the Committee determines that, on a particular Purchase Date, the number of shares of Common Stock with respect to which Options are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Company shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable.
ARTICLE XIII.
TRANSFERABILITY
No payroll deductions credited to a Participant’s Account, nor any rights with respect to the exercise of an Option or any rights to receive Common Stock hereunder may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in ARTICLE XVI hereof) by the Participant. Any attempt to assign, transfer, pledge, or otherwise dispose of such rights or amounts shall be null and void and without effect.
ARTICLE XIV.
ACCOUNTS; APPLICATION OF FUNDS
The Company shall maintain records of all payroll deductions for a Participant in a notional bookkeeping Account, and all payroll deductions from a Participant’s Compensation shall be credited to such Account but shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, to the extent permitted by applicable law, and the Company shall not be required to segregate such payroll deductions or contributions. Neither the Company nor any Participating Subsidiary shall have any obligation to pay interest on payroll deductions or to hold such amounts in a trust.
ARTICLE XV.
STATEMENTS
Participants will be provided with statements at least annually that shall set forth the contributions made by the Participant to the Plan, the Purchase Price of any shares of Common Stock purchased with accumulated funds, the number of shares of Common Stock purchased, and any payroll deduction amounts remaining in the Participant’s Account.
ARTICLE XVI.
DESIGNATION OF BENEFICIARY
Section 16.1    Designation of Beneficiary. A Participant may file, on forms supplied by the Company, a written designation of beneficiary who is to receive any shares of Common Stock from the Participant’s ESPP Share Account under the Plan in the event of such Participant’s death. In addition, a Participant may file a written designation of beneficiary who is to receive any cash withheld through payroll deductions and credited to the Participant’s Account in the event of the Participant’s death prior to the Purchase Date of an Offering Period. For purposes of Section 423 and 421 of the Code, any shares (and, if applicable, cash in lieu of fractional shares) delivered to the Participant’s beneficiary shall be deemed to be transferred immediately to the Participant on the Participant’s death, and immediately thereafter, deemed to have been transferred by the Participant to the Participant’s beneficiary. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. All beneficiary designations shall be in such form and manner as the Committee may designate from time to time.
Section 16.2    Changes; No Beneficiary. Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the Participant’s surviving spouse, if any, or, if the Participant has no surviving spouse, the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares of Common Stock and/or cash to any one or more dependents or relatives of the Participant, or if dependent or relative is known to the Company, then to such other person as the Company may designate.
ARTICLE XVII.
ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; DISSOLUTION OR LIQUIDATION; CORPORATE TRANSACTIONS
Section 17.1    Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the Company’s structure affecting the Common Stock occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will, in such manner as it deems equitable, adjust the number of shares and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each outstanding Option under the Plan, and the numerical limits of ARTICLE VII and ARTICLE XII. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, and shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Plan or any Option to violate Section 423 or Section 424 of the Code.
Section 17.2    Dissolution or Liquidation. Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Purchase Date and the Offering Period will end immediately prior to the proposed dissolution or liquidation. The new Purchase Date will be before the date of the Company’s proposed dissolution or liquidation. Before the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s Option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with ARTICLE X.

Section 17.3    Corporate Transaction. In the event of a Corporate Transaction, each outstanding Option will be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the Option, the Offering Period with respect to which the Option relates will be shortened by setting a new Purchase Date on which the Offering Period will end. The new Purchase Date will occur before the date of the Corporate Transaction. Prior to the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s Option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with ARTICLE X.
ARTICLE XVIII.
GENERAL PROVISIONS
Section 18.1    Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted Options under the Plan shall have equal rights and privileges with respect to the Plan.
Section 18.2    No Right to Continued Service. Neither the Plan nor any benefits received hereunder will confer on any Participant the right to continue as an Employee or in any other capacity or interfere in any way with the right of the Company or any Subsidiary to reduce such person’s compensation or other benefits or to terminate the services or employment of such Participant, with or without cause. Nothing in this Plan shall be deemed to create any fiduciary relationship between the Company and any Participant.
Section 18.3    Rights as Stockholder. A Participant will become a stockholder with respect to the shares of Common Stock that are purchased pursuant to Options granted under the Plan when the shares are transferred to the Participant’s ESPP Share Account. A Participant will have no rights as a stockholder with respect to shares of Common Stock for which an election to participate in an Offering Period has been made until such Participant becomes a stockholder as provided above.
Section 18.4    Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.
Section 18.5    Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.
Section 18.6    Compliance with Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. Common Stock shall not be issued with respect to an Option granted under the Plan unless the exercise of such Option and the issuance and delivery of the shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act, the Exchange Act, and the requirements of any stock exchange upon which the shares may then be listed.

Section 18.7    Term of Plan. The Plan shall become effective on the Effective Date and, unless terminated earlier pursuant to Section 18.8, shall have a term of 10 years from the Effective Date.
Section 18.8    Amendment or Termination. Subject to the provisions of Section 423 of the Code (or any other applicable law, regulation, or stock exchange rule), the Committee may, in its sole discretion, amend, suspend, or terminate the Plan at any time and for any reason; provided, however, that except as provided for in ARTICLE XVII, no such termination shall affect Options previously granted and no such amendment shall make any change in any Option already granted that adversely affects the rights of any participant, unless their consent is obtained. If the Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods either immediately or once shares of Common Stock have been purchased on the next Purchase Date (which may, in the discretion of the Committee, be accelerated) or permit Offering Periods to expire in accordance with their terms (and subject to any adjustment in accordance with ARTICLE XVII). If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares of Common Stock will be returned to Participants (without interest, except as otherwise required by law) as soon as administratively practicable. In addition, to the extent the Committee considers it necessary to comply with Rule 16b-3 under the Exchange Act, Section 423 of the Code, or any other applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required.
Section 18.9    Applicable Law. The laws of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules. A Participant’s sole remedy for any Claim shall be against the Company, and no Participant shall have any claim or right of any nature against any Subsidiary or any stockholder or existing or former director, officer or Employee of the Company or any Subsidiary. The individuals and entities described above in this Section 18.9 (other than the Company) shall be third-party beneficiaries of this Plan for purposes of enforcing the terms of this Section 18.9.
Section 18.10    Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within 12 months before or after the date the Plan is adopted by the Board.
Section 18.11    Section 423 of the Code. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Any provision of the Plan that is intended to comply with Section 423 of the Code and is inconsistent with Section 423 of the Code or any successor provision of the Code shall without further act or amendment by the Company or the Committee be reformed to comply with the requirements of Section 423 of the Code. This Section 18.11 shall take precedence over all other provisions in the Plan.
Section 18.12    No Trust or Plan Funding. The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company with respect to this Plan. Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and any Participant. No Participant, beneficiary, or other person shall have any interest in any particular assets of the Company, any Subsidiary or any of their affiliates by reason of an Option under the Plan.

Section 18.13    Withholding. To the extent required by applicable Federal, state or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan. At any time, the Company may, but is not obligated to, withhold from a Participant’s Compensation such amount as is necessary for the Company to meet applicable tax withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by such Participant.
Section 18.14    Non-U.S. Jurisdictions. Without amending the Plan, and to the extent permitted by Section 423 of the Code without impacting the qualification of the Plan or any Options thereunder, the Committee may establish procedures to grant options or otherwise provide benefits to Employees of Subsidiaries of the Company with non-U.S. employees (other than Participating Subsidiaries) on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and the Committee shall have the authority to adopt such modifications, procedures, separate offerings, subplans and the like as may be necessary or desirable (i) to comply with provisions of the laws or regulations or conform to the requirements to operate the Plan in a qualified or tax or accounting advantageous manner in other countries or jurisdictions in which the Company or any of its affiliates may operate or have employees, (ii) to ensure the viability of the benefits from the Plan to employees employed in such countries or jurisdictions, and (iii) to meet the objectives of the Plan. Notwithstanding anything to the contrary herein, any such actions taken by the Committee with respect to such Employees may be treated as (x) a separate offering under Section 423 of the Code, or (y) a subplan outside of an “employee stock purchase plan” under Section 423 of the Code and not subject to the requirements of Section 423 of the Code and the Plan.
Section 18.15    Section 409A of the Code. The Plan is intended to be exempt from the application of Section 409A of the Code, and any ambiguities herein will be interpreted to maintain such exemption. In furtherance of the foregoing and notwithstanding any other provision in the Plan to the contrary, if the Committee determines that an Option granted under the Plan may be subject to Section 409A of the Code or that any provision of the Plan would cause an Option under the Plan to be subject to Section 409A of the Code, the Committee may amend the terms of the Plan and/or of an outstanding Option granted under the Plan, or take such other action that the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding Option or future Option that may be granted under the Plan from or to allow any such options to comply with Section 409A of the Code. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the Option to purchase Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto. The Company makes no representation that any Option to purchase Stock under the Plan is exempt from or compliant with Section 409A of the Code.
Section 18.16    No Liability; Indemnification. No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation to the fullest extent provided by law. Except to the extent required by any unwaiveable requirement under applicable law, no member of the Board or the Committee (and no Subsidiary) shall have any duties or liabilities, including without limitation any fiduciary duties, to any Participant (or any person claiming by and through any Participant) as a result of this Plan, or any Claim arising hereunder and, to the fullest extent permitted under applicable law, each Participant (as consideration for receiving and accepting participation in the Plan) irrevocably waives and releases any right or opportunity such Participant might have to assert (or participate or cooperate in) any Claim against any member of the Board or the Committee and any Subsidiary arising out of this Plan. The termination of any such civil or criminal action or proceeding or the disposition of any such claim or demand, by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such member of the Board or Committee did not act (i) in good faith and (ii) for a purpose which such member reasonably believed to be in accordance with the intent of this Plan. Nothing herein shall be deemed to supersede or conflict with any agreement between a member of the Board or the Committee and the Company regarding the Company’s obligations to indemnify such member from and against certain liabilities arising from the performance of the member’s duties. Any such agreement shall govern any inconsistencies with this Section 18.16.
Section 18.17    Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.
Section 18.18    Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.
[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of April 18, 2019.

WINGSTOP INC.

By:    /s/ Michael J. Skipworth
Name:    Michael J. Skipworth
Title:    Executive Vice President,
Chief Financial Officer

SIGNATURE PAGE TO THE
WINGSTOP INC. EMPLOYEE STOCK PURCHASE PLAN